Exhibit 4.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT AND CONFIRMATION OF

GUARANTY AGREEMENT AND SECURITY DOCUMENTS

AMENDMENT NO. 4 TO CREDIT AGREEMENT AND CONFIRMATION OF GUARANTY AGREEMENT AND SECURITY DOCUMENTS dated as of April 30, 2012 (this “Amendment”) among ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower signatories hereto (the “Guarantors”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Banks”), BANK OF AMERICA, N.A., as administrative agent (the “Agent”) for the Banks, and DEUTSCHE BANK SECURITIES, INC., as syndication agent (the “Syndication Agent”).

PRELIMINARY STATEMENTS:

(1)       The Borrower, the Banks, the Agent and the Syndication Agent have entered into a Credit Agreement dated as of August 23, 2005, as amended by Amendment No. 1 to Loan Documents, executed on February 5, 2009, Amendment No. 2 to Credit Agreement, executed on November 13, 2009 and Amendment No. 3 to Credit Agreement, executed on April 29, 2010 (as so amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)       The Borrower and the Banks have agreed to amend the Credit Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Amendments to Credit Agreement.

(a)       Section 1.1 of the Credit Agreement is hereby amended as follows:

i.         The definition of “Balance Sheet Date” in Section 1.1 of the Credit Agreement is hereby amended by replacing the date “September 30, 2004” with the following language: “The date of the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered to the Agent pursuant to Section 6.4(a) of this Credit Agreement”.

ii.        The definition of “Credit Agreement” in Section 1.1 of the Credit Agreement is hereby amended by adding the following language after the word “hereto”: “, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4”.

iii.        The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended by replacing the date “April 29, 2013” with the date “April 30, 2015”.

(b)       The following definitions are hereby added to Section 1.1 of the Credit Agreement in the proper alphabetical order:

i.         “Amendment No. 2. Amendment No. 2 to Credit Agreement dated as of November 13, 2009, among the Borrower, the Guarantors, the Banks, the Agent and the Syndication Agent.”.

ii.         “Amendment No. 4. Amendment No. 4 to Credit Agreement and Confirmation of Guaranty Agreement and Security Documents dated as of April 30, 2012, among the Borrower, the Guarantors, the Banks, the Agent and the Syndication Agent.”.

iii.         “Amendment No. 4 Effective Date. See Section 3 of Amendment No. 4.”.

SECTION 2.    Confirmation of Guaranty Agreement and Security Documents. Each Guarantor hereby ratifies the guaranty provided in the Guaranty Agreement of the repayment of any and all Obligations (as defined in the Guaranty Agreement) when due as such Obligations have been extended by this Amendment and any and all documents executed in connection therewith. In addition to the foregoing ratification, the Borrower and each Guarantor hereby confirms the security interests granted to the Agent pursuant to the Security Documents as collateral security for the Obligations (as defined therein) as such Obligations have been extended by this Amendment and any and all documents executed in connection herewith.

SECTION 3.   Conditions of Effectiveness. This Amendment shall be deemed effective when, and only when (the “Amendment No. 4 Effective Date”), (a) the Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors and the Majority Banks or, as to any of the Banks, advice satisfactory to the Agent that such Bank has executed this Amendment and (b) the Agent shall have received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified) and in sufficient copies for each Bank, in form and substance satisfactory to the Agent:

i.       an opinion of Fulbright & Jaworski L.L.P., counsel for the Loan Parties, in the form of Exhibit A attached hereto;

ii.       certificates signed by a duly authorized officer of the Borrower and each Guarantor stating that:

(i)       The certificate of incorporation or formation and bylaws or limited liability company agreement, as the case may be, of such Loan Party other than ACC Licensee, LLC delivered to the Agent on the Amendment No. 3 Effective Date remain in full force and effect without modification or amendment;

(ii)       The certificate of formation and limited liability company agreement, as the case may be, of ACC Licensee, LLC delivered to the Agent in October 2010 remain in full force and effect without modification or amendment;

(iii)       The representations and warranties contained in Section 4 of this Amendment are correct on and as of the date of such certificate as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificates; and

(iv)       No event has occurred and is continuing that constitutes a Default; and

iii.       such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party.

SECTION 4.   Representations and Warranties of the Loan Parties.

Each Loan Party represents and warrants as follows:

(a)       The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority and legal right of the Borrower and its Subsidiaries, (ii) have been duly authorized by all necessary proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries which would have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Subsidiaries, taken as a whole and (iv) do not conflict with any provision of the charter or the by-laws or limited liability company agreement, as applicable, or any agreement or any instrument binding upon, the Borrower or any of its Subsidiaries.

(b)       The execution and delivery of this Amendment will result in valid and legally binding obligations of the Borrower and each Subsidiary that is a party hereto enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)       The execution, delivery and performance by the Borrower and each Subsidiary of this Amendment and the transactions contemplated hereby do not require the Borrower or any of such Subsidiaries to obtain the approval or consent of, to make a filing with, or to perform or obtain the performance of any other act by or in respect of any governmental agency or authority, except (i) as have been obtained or made and are in full force and effect, (ii) the exercise of certain rights under the Loan Documents may require the consent of the FCC or actions be taken in compliance with the Securities Act of 1933, as amended, or other applicable law and (iii) those the failure of which to obtain or make would not have a materially adverse effect on the rights and remedies of the Agent or Banks under any Loan Document.

(d)       There are no actions, suits, proceedings or investigations of any kind pending or, to the Borrower’s knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board which question the validity of this Amendment or any action taken or to be taken pursuant hereto.

SECTION 5.   Reference to and Effect on the Loan Documents.

(a)       On and after the effectiveness of this Amendment, each reference in the Credit Agreement and each of the other Loan Documents to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference to “the Credit Agreement,” “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)       The Credit Agreement is and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c)       The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)       This Amendment is a “Loan Document” under and as defined in the Credit Agreement, as amended by this Amendment.

SECTION 6.   Costs, Expenses.

The Borrower agrees to pay not later than ten Business Days after demand therefore all reasonable, out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of the Loan Documents and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 14(a) of the Credit Agreement. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

SECTION 7.   Execution in Counterparts.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.   GOVERNING LAW.

THIS AMENDMENT IS A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER, THE AGENT AND THE BANKS CONSENT TO THE JURISDICTION IN ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY MATTER RELATING TO THIS AMENDMENT.

SECTION 9.   Release/Covenant Not to Sue.

(a)       In consideration of the agreements of Agent and Banks contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and each other Loan Party (by such other Loan Party’s execution and delivery of this Amendment), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Banks, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Bank and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, Borrower or such Loan Party or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto; provided, however, that the foregoing shall not be construed to release the Agent or the Banks, or their successors or assignees, from either their obligations under any of the Loan Documents, as amended by this Amendment, from and after the date of this Amendment or any claim on account of or in relation thereto, notwithstanding the fact that the Agent or the Banks became a party to a Loan Document prior to such date.

(b)       Borrower and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)       Borrower and each other Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)       Borrower and each other Loan Party (by such other Loan Party’s execution and delivery of this Amendment), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower and each other Loan Party pursuant to this Section 9. If Borrower, any other Loan Party or any of their respective successors, assigns or other legal representations violates the foregoing covenant, Borrower and each other Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALLBRITTON COMMUNICATIONS COMPANY, as the Borrower

By	/s/ Stephen P. Gibson
Title: Senior Vice President

ALLFINCO, INC., as Guarantor

By	/s/ Stephen P. Gibson
Title: Vice President

KATV, LLC, as Guarantor

By	/s/ Stephen P. Gibson
Title: Vice President

KTUL, LLC, as Guarantor

By	/s/ Stephen P. Gibson
Title: Vice President

WSET, INCORPORATED, as Guarantor

By	/s/ Stephen P. Gibson
Title: Vice President

ALLBRITTON TELEVISION PRODUCTIONS, INC., as Guarantor

By	/s/ Stephen P. Gibson
Title: Vice President

TV ALABAMA, INC., as Guarantor

By	/s/ Stephen P. Gibson
Title: Vice President

[Signature Page to Amendment No. 4 to Credit Agreement and Confirmation of Guaranty and Security Documents]

HARRISBURG TELEVISION, INC., as Guarantor

By	/s/ Stephen P. Gibson
Title: Vice President

ACC LICENSEE, LLC, as Guarantor

By	/s/ Stephen P. Gibson
Title: Vice President

[Signature Page to Amendment No. 4 to Credit Agreement and Confirmation of Guaranty and Security Documents]

BANK OF AMERICA, N.A., as the Agent and as Bank

By	/s/ Mark A. Zirkle
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Bank

By:	/s/ Susan LeFevre
Title: Managing Director

By:	/s/ Omayra Laucella
Title: Director

[Signature Page to Amendment No. 4 to Credit Agreement and Confirmation of Guaranty and Security Documents]